FORM OF FUND PARTICIPATION AGREEMENT
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                       PARTICIPATION AGREEMENT

                              AMONG

             OFFITBANK VARIABLE INSURANCE FUNDS, INC.,

                    OFFIT FUNDS DISTRIBUTOR, INC.

            CONNECTICUT MUTUAL LIFE INSURANCE COMPANY

            CONNECTICUT MUTUAL FINANCIAL SERVICES, L.L.C.


THIS AGREEMENT, made and entered into as of the        day of June, 1995 by and
among C. M. LIFE INSURANCE COMPANY, (hereinafter the "Company"), a Connecticut corporation, on its own behalf and on behalf of CML/OFFITBANK Variable Annuity Separate Account, a validly existing segregated asset Separate Account of the Company together with any other segregated asset separate account established by the Company and which may become a party to this Agreement from time to time (hereinafter referred to as the "Separate Account"), CONNECTICUT MUTUAL FINANCIAL SERVICES, L.L.C., (hereinafter referred to as "CMFS") a limited liability company organized under the laws of the state of Connecticut, and OFFITBANK VARIABLE INSURANCE FUNDS, INC., a corporation organized under the laws of the State of Maryland (hereinafter the "Fund") and OFFIT FUNDS DISTRIBUTOR, INC., (hereinafter the "Underwriter"), a corporation organized under the laws of the State of Delaware.

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for Separate Accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by the Company, as well as other affiliated life insurance companies, (collectively the "Participating Insurance Companies"); and

WHEREAS, the common stock in the Fund is divided into several series of shares, each designated and referred throughout as a Fund ("Portfolio") and representing an interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

WHEREAS, OFFITBANK, a Trust Company organized under the banking laws of the State of New York, (hereinafter the "Adviser); and

WHEREAS, the Company has registered or may register as securities under the Securities Act of 1933 (the 1933 Act"), as amended, certain variable annuity
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insurance contracts under the 1933 Act as more fully described in Schedule A attached hereto (hereinafter the "Contracts"); and

WHEREAS, the Separate Account is a duly organized under the laws of the State of Connecticut and established by resolution of the Board of Directors of the Company to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, CMFS is also registered as a broker-dealer under applicable state and federal laws, and it will enter into a principal underwriting agreement with the Company to distribute the Contracts; and

WHEREAS, the parties to this Agreement acknowledge that Contracts using segregated asset separate accounts may be developed in the future, and such segregated asset accounts may also purchase shares of the Fund; and

WHEREAS, the Company has registered the Separate Account as a unit investment trust under the 1940 Act; and

WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission (hereinafter "SEC") under the Securities Exchange Act of 1934, as amended, (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of the Separate Account to fund the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as each Separate Account at net asset value; and

WHEREAS, the Contracts may also make available interests in other management investment company shares under the Contracts (the "CML Funds"), in addition to the Funds.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:


ARTICLE I.  SALE OF FUND SHARES

1.1. The Underwriter agrees to sell to the Company those shares of the Portfolios which the Separate Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the particular Portfolios. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from the Separate Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by [4:15 p.m. Eastern Standard Time on each Business Day] "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

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1.2.  The Fund agrees to make shares of the Portfolios available indefinitely for purchase at the applicable net asset value per share by the Company and its Separate Account on those days on which the Fund calculates its net asset value pursuant to rules of the SEC and the Fund shall calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws necessary in the best interests of the shareholders of such Portfolio.

1.3. The Portfolios available under this Agreement are listed on Schedule B to this Agreement, as such Schedule may be amended. The Company agrees that if a decision is made to add a Portfolio, it will take the appropriate action required under state and federal insurance and securities laws in connection with making the Portfolios available. This activity may include, but is not limited to:

(i) amending an existing registration statement filed with the SEC for a Contract; or

(ii) obtaining the approval of applicable state insurance regulatory authorities; or

(iii) notifying and/or obtaining Contract Owner approval.

1.4. The Company, the Fund, and the Underwriter agree that shares of the Fund will not be sold to any other segregated asset separate account for the purpose of providing an investment vehicle for variable annuity contracts. The parties understand, however, that the Fund may sell shares to other variable life insurance separate accounts, including separate accounts listed on Schedule C.

1.5. The Fund agrees to redeem for cash, at the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. The Fund shall pay and transmit the redemption proceeds the next business day after redemption. Payment shall be in federal funds transmitted by wire and/or a credit for shares purchased the same day. For purposes of this Section 1.5 the Company shall be the designee of the Fund for receipt of requests for redemption from the Separate Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request [from the Company by 4:15 p.m.] for redemption on each Business Day.

1.6. The Company agrees to purchase and redeem the shares of each Portfolio offered by the then current prospectus of the Fund available to the Separate Account and in accordance with the provisions of such prospectus. Amounts received under the Contracts may also be invested in other investment companies available to the Separate Account.


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1.7.  The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of
Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or a credit for shares redeemed the same day. Upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or the Separate Account. Shares ordered from the Fund will be recorded in an appropriate title for the Separate Account or the appropriate Sub-Account of the Separate Account.

1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company, either on behalf of itself or on behalf of the Separate Accounts hereby elects to receive all such income, dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of the particular Portfolio receiving such income dividend or distribution. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.10. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7 p.m. Eastern Time. If the Fund provides incorrect share net asset value information, the Company, either on behalf of itself or on behalf of the Separate Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share (and, if and to the extent necessary, the Company shall make adjustments to the number of units credited and/or unit values for the Contracts for the periods affected). Any error in the calculation or reporting of net asset value per share, dividend or capital gains information greater than or equal to $.01 per share shall be reported immediately upon discovery to the Company. Such errors shall be corrected as soon as is reasonably practical. Any error of a lesser amount shall be corrected in the next Business Day's net asset value per share.


ARTICLE II.  REPRESENTATIONS AND WARRANTIES

2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act and that the Contracts will be issued in compliance in all material respects with all applicable federal and state laws and regulations. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has (or will have) legally and validly established the Separate Account thereof as a segregated asset account under Section 38a-433 of the Connecticut Insurance Laws and has registered or, prior to any issuance or sale of the Contracts, will register the Separate Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated
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investment account for the Contracts.

2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, on the form prescribed by such Act (hereinafter referred to as the "Registration Statement"). The Fund further represents and warrants that its shares are duly authorized for issuance and are sold in compliance with all applicable federal and state laws, and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by law.

2.3. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter warrants that it is lawfully organized and validly existing under the laws State of Delaware. The Underwriter further represents that it will sell and distribute Fund shares in accordance with the laws of the State of Delaware and all other applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act as such Acts may be amended from time to time.

2.4. CMFS represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. CMFS warrants that it is lawfully organized and validly existing under the laws State of Connecticut. CMFS further represents that it will sell and distribute Fund shares in accordance with the laws of the State of Connecticut and all other applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act as such Acts may be amended from time to time.


2.5. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that its organization and operations will comply in all material respects with the 1940 Act.

2.6. The Underwriter represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws and regulations.

2.7. The Fund and Underwriter represent and warrant that all of their respective Directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company acceptable to the Company.

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2.8.  The Fund and the Underwriter each represent and warrant that each will notify the Company of any NASD or State inquiries, disciplinary actions, stop orders, or customer complaints that could impact sales of either the Fund or the Contracts. The Company and CMFS each agree that they shall likewise notify the Underwriter of any such action or complaint that could impact sales of either the Fund or the Contracts.

2.9. The Fund represents that it has obtained all necessary or customary orders of exemption or approval from the SEC to permit sales of the Funds to the Separate Account, and that it agrees to obtain any exemption or approval as may be required in the future.

2.10. The Fund and the Underwriter each represent and warrant that all financial statements contained in the Registration Statement for the Fund or to be furnished in connection with amendments thereto, or annual or semiannual reports to shareholders present or will present fairly the financial position of the Fund on the dates indicated, and that such financial statements have been prepared in conformity with generally accepted Accounting Principles.

2.11. The Fund and the Underwriter agree that if a change occurs triggering the need to amend the Fund's Registration Statement, it will make all necessary changes and it will take whatever action it deems appropriate for such Amendment.

ARTICLE III.  PROSPECTUSES AND PROXY STATEMENTS: VOTING

3.1. The Underwriter shall provide the Company with as many copies of the Fund's current prospectus as the Company may reasonably request for marketing purposes. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of any new prospectus as prepared at the Fund's expense) and other assistance as is reasonably necessary in order for the Company to have the prospectus for the Contracts and the Fund's prospectus printed together in one document. The Underwriter shall be responsible for paying the costs associated with preparing the Fund's prospectus.

3.2. The Fund's prospectus shall state that the statement of additional information ("SAI") for the Fund is available from the Underwriter (or in the Fund's discretion, the Prospectus shall state that the SAI is available from the Fund), and the Underwriter (or the Fund), at its expense, shall print and provide the SAI free of charge to the Company and to any owner or prospective owner of a Contract who requests an SAI.

3.3. The Underwriter, at its expense, shall provide the Company with copies of its prospectus, proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to existing or prospective Contract owners.

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3.4.  If and to the extent required by law the Company shall:
(i)solicit voting instructions from Contract owners;
(ii)vote the Fund shares in accordance with timely instructions received from Contract owners; and
(iii)vote Fund shares for which:
a) no instructions have been  received, and
b) Fund shares not attributable to a particular Contract owner, in the same proportion as Fund shares of such portfolio for which instructions have been received, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners.

The Company reserves the right to vote Fund shares held in any segregated asset Separate Account in its own right, to the extent permitted by law.

3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of Directors and with whatever rules the Commission may promulgate with respect thereto.

3.6. It is understood and agreed that, except for information regarding the Company , CMFS, or the Contract ;provided by the Fund or Underwriter, the Company is not responsible for the content of either the Fund's prospectus or its statement of additional . It is also understood and agreed that, except with respect to information regarding the Fund, Adviser or the Portfolios, neither the Fund nor the Underwriter are responsible for the content of the prospectus or SAI for the Contracts.

ARTICLE IV.  SALES MATERIAL AND COMMUNICATIONS WITH CONTRACT OWNERS

4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or the Advisor or the Underwriter is named, at least fifteen Business Days prior to its use (or such different period as the parties hereto may, from time to time, agree to in writing). No such material shall be used if the Fund or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

4.2. Any materials developed by the Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.


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4.3.  The Fund, Underwriter, or their respective designee(s) shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its Separate Account(s) and/or the Contract(s), is named at least fifteen Business Days prior to its use, or such different period as the parties hereto may agree upon from time to time in writing. No such material shall be used if the Company or its designee reasonably objects to such use within fifteen Business Days after receipt of such material, or such different period as the parties hereto may agree upon from time to time in writing. All such materials will, if necessary, be filed with the NASD or any applicable state regulatory authority. Such materials will be presented in a form consistent with NASD rules and applicable state insurance or security advertising laws and regulations.

4.4. The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Separate Account, the CML Funds or the Contracts other than the information or representations contained in the then current registration statement(s) or prospectus(es) for the Contracts or the CML Funds, as such registration statement(s) and prospectus(es) may be amended or supplemented from time to time, or in published reports for the Separate Account which are in the public domain or approved by the Company for distribution to Contract Owners (or offerees), or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5. The Fund will provide to the Company at least one complete copy of all registration statements, annual and semiannual reports, prospectuses, statements of additional information, reports, proxy statements, sales literature or other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities. If any such filings directly discuss the Company, the Separate Account, the Contract, or the CML Funds, the Fund shall obtain the approval of such party concerning the statements relating to such party prior to filing or distributing such documents.

4.6. The Fund shall provide the Company with copies of its annual and semiannual reports to shareholders as required by Section 30 of the 1940 Act, in a timely manner, and in no event later than: (i) for annual reports, within a reasonable time after the end of each calendar year; and (ii) for semiannual reports, within a reasonable time after the end of the second fiscal quarter of each year. The Fund and the Company understand that the annual and semiannual reports will be consolidated into one booklet and that such booklet will be forwarded to Contract Owners and the SEC as required by Section 30 of the 1940 Act.

4.7. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature or other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or the Separate Account, contemporaneously with the filing of such document
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with the SEC or other regulatory authorities.  If any filing directly discusses the Fund, the Adviser or the Underwriter, the Company or its designee shall obtain the approval of such party concerning the statements relating to such party prior to filing or distributing such documents.

4.8. CMFS will conduct its distribution activities to the best of its ability, in compliance with applicable state and federal rules and regulations concerning distribution of variable life and annuity contracts. Such obligations and duties will be reflected in agreements it may enter into with other distributors of the Contracts.

4.9. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (I.E., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar tests, reprints or excerpts of any other advertisement, sales literature, or published article), and registration statements, prospectuses, proxy materials, statements of additional information, annual and semiannual reports and any other shareholder reports or any other communications with the public that are designed to solicit sales of the Contracts.

4.9. The Fund will provide the Company with as much advance notice as is reasonably practicable and, if possible, with at least ninety (90) days advance notice, of any material change affecting the Fund (including, but not limited to, any material change in its registration statement or prospectus and any proxy solicitation) and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them whenever possible in conjunction with regular annual updates of the prospectuses for the Contracts. The Fund agrees to share equitably in expenses incurred by the Company as a result of actions taken by the Fund unless such changes;

(i) are mandated by changes in applicable law or regulation;

(ii)are the direct or indirect result of actions taken by the Company or the Separate Account;

(iii)are necessary to resolve any material irreconcilable conflict among any Participating Insurance Companies not caused by the fund, the Bank, or the Distributor.


ARTICLE V.  FEES AND EXPENSES

5.1. The Fund and Underwriter shall pay no fee or other compensation to the Company under this agreement, except that if the Fund or any Portfolio, if permitted to do so, adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the Underwriter for the Contracts if and in amounts agreed to by
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the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter or other resources available to the Underwriter. Although no such payments are currently contemplated, if such payments are made in the future, such payments shall not be made directly by the Fund.

5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and in accordance with applicable state laws (if required) prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, printing and distributing the prospectus to the Contract owners, setting in type and distributing the proxy materials and annual and semiannual reports to shareholders, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

5.3. The Underwriter shall bear the expenses of printing the Fund's prospectus and providing as many copies as the Company may reasonably require for marketing purposes as well as annual delivery to existing Contractholders.

5.4. The Underwriter shall bear the expenses of mailing the Fund's prospectus to owners of Contracts issued by the Company and of mailing the Fund's proxy materials and reports to such Contract owners.


ARTICLE VI  DIVERSIFICATION AND QUALIFICATION

6.1. The Fund and Underwriter represent and warrant that the Fund will at all times sell its shares and invest its assets in such a manner as to ensure that the Contracts will be treated as variable contracts under the Internal Revenue Code of 1986, as amended (the "Code") and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund and Underwriter represent and warrant that the Fund and each Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulation. In the event that any Portfolio is not so diversified, the Fund will notify the Company and will use reasonable efforts to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

6.2. No shares of any series or portfolio of the Fund will be sold to the general public.

6.3. The Fund and Underwriter represent and warrant that the Fund and each Portfolio are or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that best efforts will be used to maintain such qualification (under Subchapter M or any successor or similar provisions) as long as shares of any Portfolio are held by the Separate Account.
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6.4.  The Fund or Underwriter will notify the Company immediately upon having a reasonable basis for believing that the Fund or any Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future.

6.5. The Fund and Underwriter acknowledge that full compliance with the requirements referred to in Sections 6.1, 6.3, and 6.4 hereof is absolutely essential because any failure to meet those requirements would result in the Contracts not being treated as variable life insurance contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. Accordingly, without in any way limiting or restricting any other remedies available to the Company, the Underwriter will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Portfolio to comply with Sections 6.3 or 6.4 hereof, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act), such costs are to include, but are not limited to, fees and expenses of legal counsel and other advisors to the Company and any federal income taxes or tax penalties (or "toll charges" or exactments or amounts paid in settlement) incurred by the Company in connection with any such failure or anticipated or reasonably foreseeable failure.

6.6. The Company agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of the Company or, to the Company's knowledge, of any Contract owner, that any Portfolio has failed to comply with the diversification requirements of section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against the Fund or its affiliates as a result of such a failure or alleged failure, (i) the Company shall promptly notify the Fund of such assertion or potential claim; (ii) the Company shall consult with the Fund as to how to minimize any liability that may arise as a result of such failure or alleged failure; (iii) the Company shall use its best efforts to minimize any liability of the Fund; (iv) the Company, to the extent practical, shall permit the Fund, its affiliates and their legal and accounting advisors to participate in any conferences, settlement, discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Policy Owner or any other claimant regarding any claims that could give rise to liability to the Fund or its affiliates as a result of such a failure or alleged failure; and (v) any written materials to be submitted by the Company to the IRS, any Contract owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2), (a) shall be provided by the Company to the Fund (together with any supporting information or analysis) at least ten (10) business days prior to the day on which such proposed materials are to be submitted, and (b) shall not be submitted by the Company to any such person without the express written consent of the Fund which shall not be unreasonably withheld; (vi) the Company
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shall provide the Fund or its affiliates and their accounting and legal advisors with such cooperation as the Fund shall reasonably request (including without limitation, by permitting the Fund and its accounting and legal advisors to review the relevant books and records of the Company) in order to facilitate review by the Fund or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure of alleged failure.

6.7. The Fund shall provide the Company or its designee with periodic reports (on a quarterly basis) certifying compliance with the aforesaid Section 817(h) diversification and Subchapter M qualification requirements, substantially in the form attached hereto as Schedule E, from independent auditors acceptable to the Company; provided, however, that providing such reports does not relieve the Fund or Underwriter of their responsibility for such compliance or of their liability for any noncompliance.


ARTICLE VII.  INDEMNIFICATION

7.1. INDEMNIFICATION BY THE COMPANY

7.1(a). The Company agrees to indemnify and hold harmless the Fund and each Officer and Director of the Board of the Fund and Directors and officers of the Underwriter (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other related expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in any Registration Statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts prepared by or on behalf of the Company (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriter or the Fund for use in any Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this agreement; or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this agreement or arise out of or result from any other material breach of this agreement by the Company, as limited by and in accordance with the provisions of Section 7.1(b) and 7.1(c) hereof.

7.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this agreement or to the Fund or to the Underwriter or to the Adviser, whichever may be applicable.

7.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on Separate Account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

7.2. INDEMNIFICATION BY THE UNDERWRITER

7.2(a). The Underwriter agrees to indemnify and hold harmless the Company its agents, and each of its Directors and officers (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other related expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts, and:

(i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the Registration Statement or prospectus or in sales literature prepared or on behalf of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the Registration Statement or prospectus, or sales literature for the Fund (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)arise out of or as a result of statements or representations (other than statements or representations contained in any Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter, Fund, or Adviser or persons under their control) or wrongful conduct of the Fund, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature covering the Contracts and/or the Separate Account, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or Underwriter; or

(iv)arise as a result of any material failure by the Fund or Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

(v)arise from any failure by the Company to maintain qualification of the Contracts for sales under applicable state or federal law; or

(vi)arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this agreement or arise out of or result from any other material breach of this agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

7.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Separate Account, whichever is applicable.

7.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on Separate Account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.2(d). The Company agrees promptly to notify the Underwriter, (or cause CMFS to notify) the Underwriter and the Fund to be notified, of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Separate Account.

7.3. INDEMNIFICATION BY THE FUND

7.3(a).The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other related expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

(i)arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

(ii)arise out of or result from any material breach of any representation and/or warranty made by the Fund in this agreement or arise out of or result from any other material breach of this agreement by the Fund.

7.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this agreement.

7.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on Separate Account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.3(d). The Fund agrees promptly to notify the Company of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this agreement, the issuance or sale of the Contracts, with respect to the operation of the Separate Account, or the sale or acquisition of shares of the Fund.

ARTICLE VIII  APPLICABLE LAW

8.1. This agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of [Connecticut].

8.2. This Agreement shall be subject, to the extent applicable, to the provisions of the 1933, 1934 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC grant and the terms hereof shall be interpreted and construed in accordance therewith.

8.3. The Fund and the Company acknowledge that the Separate Account and the Fund may be subject to laws and regulations that restrict respective investment activities. Should the Company become aware of any such law or regulation, in particular those laws and regulations concerning insurance laws or rules, and it notifies the Fund of any such investment restriction, the Fund agrees that it will take reasonable measures to comply with any such rule or regulation.


ARTICLE IX.  TERMINATION

9.1. This Agreement shall continue in full force and effect until the first to occur of:

(a)termination by any party for any reason by six (6) months advance written notice delivered to the other parties; or

(b)termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c)termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

(e)termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof; or

(f)termination by either the Fund or the Underwriter by written notice to the Company, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment reasonably exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity and that such change or publicity will have a material adverse effect on the ability of the Company to perform its obligations related to the Contracts; or

(g)termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this agreement or is the subject of material adverse publicity.

9.2. EFFECT OF TERMINATION. Notwithstanding any termination of this agreement, the Fund and the Underwriter shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this agreement, for all Contracts in effect on the effective date of termination of this agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.


ARTICLE X.  NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:
OFFITBANK
520 Madison Avenue
New York, NY  10022-4203

Attention:  Stephen B. Wells

If to the Company:
Connecticut Mutual Life Insurance Company
140 Garden Street
Hartford, Connecticut  06154

Attention:  General Counsel

If to the Underwriter:
OFFIT Funds Distributors, Inc.
520 Madison Avenue
New York, NY  10022-4203

Attention:  President


ARTICLE XI.  MISCELLANEOUS

11.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

11.2. The captions in this agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.3. This agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.4. If any provision of this agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the agreement shall not be affected thereby.

11.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, state insurance regulators, and designee of the California Insurance Commission) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.6. The rights, remedies and obligations contained in this agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.7. Neither the Underwriter nor the Fund nor the Company nor CMFS or any of their respective agents will knowingly induce or cause, or attempt to induce or cause either directly or indirectly, any Contract owner to lapse, terminate, surrender, or exchange a Contract or to discontinue making payments thereunder.

11.8. This agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Underwriter upon prior written notice to the Company, may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as the date specified below.

CONNECTICUT MUTUAL LIFE INSURANCE COMPANY

By:

Title:

Date:


OFFITBANK VARIABLE INSURANCE FUND, INC.

By:

Title:

Date:


CML/OFFITBANK VARIABLE ANNUITY SEPARATE ACCOUNT

By:  CONNECTICUT MUTUAL LIFE INSURANCE COMPANY

By:

Title:

Date:


OFFIT FUNDS DISTRIBUTOR, INC.

By:

Title:

Date:

                                  SCHEDULE A

VARIABLE ANNUITY CONTRACTS
-OFFITBANK Variable Annuity Contract

                                  SCHEDULE B


PORTFOLIOS OFFERED BY THE FUND

(1.)OFFITBANK  VIF --  High Yield Fund;

(2.)OFFITBANK  VIF --  Investment Grade Global Deposit Fund;

(3.)OFFITBANK  VIF -- Emerging Market Fund

                        SCHEDULE C - SEPARATE ACCOUNTS


CML/OFFITBANK Variable Annuity Separate Account